Exhibit 99.1

BranchOut Food Prices $1.4 Million Follow-On Public Offering

BEND, OR / June 26, 2024 / BranchOut Food Inc. (NASDAQ: BOF) (“BranchOut” or the “Company”), a leading food technology company specializing in dehydrated fruit and vegetable-based products, today announced the pricing of its underwritten public offering of 1,750,000 shares of common stock at a public offering price of $0.80 per share. The gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $1,400,000. In addition, the Company has granted the underwriters a 45-day option to purchase up to 262,500 additional shares of common stock at the public offering price, less the underwriting discounts.

The offering is expected to close on or about June 28, 2023 subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the offering for working capital and general corporate purposes, including operating expenses and capital expenditure.

Alexander Capital L.P. is acting as sole bookrunner for the offering.

The securities described above are being offered by BranchOut pursuant to a registration statement on Form S-1, as amended (File No. 333-280428) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 26, 2024. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital L.P., 10 Drs James Parker Boulevard #202, Red Bank, New Jersey 07701, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About BranchOut Food Inc.

BranchOut is an international food-tech company delivering natural snacks and real superfood ingredients enabled by its licensed dehydration technology, which is protected by more than 17 patents. BranchOut is proud to be a leading provider of high-quality dehydrated fruit and vegetable-based products and its commitment to quality and innovation sets it apart as a trusted brand and private label supplier. For more information about BranchOut Food Inc. and its products, please visit www.branchoutfood.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements with respect to the expected closing of the offering, the intended use of the net proceeds of the offering, the operations of the Company, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

For more information contact:

Jeff Ramson

PCG Advisory

646-863-6893

jramson@pcgadvisory.com